Morrill & Associates, LLC

Certified Public Accountants

1448 North 2000 West, Suite 3

Clinton, Utah 84015

801-820-6233 Phone; 801-820-6628 Fax

February 14, 2013

Securities and Exchange Commission

100 F Street N.E.

Washington DC 20549

Ladies and Gentleman:

We have read the statements made by Liberty Silver Corp. in Item 4.02 of the Current Report on Form 8-K regarding the event that occurred on February 13, 2013 and are in agreement with the statements contained in such Item 4.02 insofar as they relate to our firm.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates